ASTRONICS CORPORATION
1801 Elmwood Avenue, Buffalo, New York 14207

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2001 Annual Meeting of Shareholders to be held at Luminescent Systems, Inc. 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Thursday, April 26, 2001. The doors will open at 9:30 a.m.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

The Annual Meeting of Shareholders will be held to consider and take action with regard to the election of six directors, adoption of the 2001 Stock Option Plan and the approval of the selection of the Company’s auditors.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane Chairman of the Board, President and Chief Executive Officer

Buffalo, New York
March 19, 2001

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ASTRONICS CORPORATION
1801 Elmwood Avenue, Buffalo, New York 14207

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ASTRONICS CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Luminescent Systems Inc., 130 Commerce Way, East Aurora, New York, on Thursday, April 26, 2001 at 10:00 a.m., to consider and take action on the following:

1.        The election of six directors of the Company to serve for the ensuing year and until the next annual meeting of Shareholders and the election and qualification of their successors.

2.        The adoption of the 2001 Stock Option Plan.

3.        The selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the current fiscal year.

4.        The transaction of such other business as may properly come before the meeting or any adjournments thereof.

        FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 7, 2001 will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE ANNUAL MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors JOHN B. DRENNING, Secretary

Buffalo, New York
March 19, 2001

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
April 26, 2001

        This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of ASTRONICS CORPORATION, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 26, 2001 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to Shareholders on March 19, 2001.

        If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below and FOR the proposal to ratify the appointment of independent auditors.

        The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

        Any proxy given pursuant to this solicitation may be revoked by the Shareholder at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

RECORD DATE AND VOTING SECURITIES

        The Board of Directors has fixed the close of business on March 7, 2001 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 7, 2001, Astronics had outstanding and entitled to vote at the meeting a total of 5,311,793 shares of Common Stock and 1,047,963 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

        Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors. In accordance with New York law, such abstentions are not counted in determining the number of votes cast in connection with the appointment of independent auditors. Under applicable law, broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the votes cast on a proposal.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of March 7, 2001:

                               Shares of Common Stock    Shares of Class B Stock
                               ----------------------    -----------------------
    Name and Address
      of Owner (1)              Number      Percentage    Number    Percentage

  Robert T. Brady (2)(3)        23,913         0.5%        2,579       0.2%

  John B. Drenning (2)          59,483         1.1%       28,438       2.7%

  Peter J. Gundermann (2) (4)   85,895         1.6%        9,653       0.9%

  Daniel G. Keane (2) (5)       28,339         0.5%       38,798       3.7%

  Kevin T. Keane (2)(6)        414,348         7.8%      329,742      31.5%

  Robert J. McKenna (2)          1,100        ----           110      ----

  FMR Corp.(7)                 456,150         8.6%         ----      ----
  82 Devonshire Street
  Boston, MA 02109

  Oak Forest Investment        486,000         9.1%         ----      ----
    Management (7)
    6701 Democracy Blvd.
    Suite 402
    Bethesda, MD  20817

  All directors and
  executive officers as a
  group (7 persons)            613,078         29.3%     409,320     39.1%

(1)        The address for all owners except FMR Corp. and Oak Forest Investment Management is: c/o Astronics Corporation, 1801 Elmwood Avenue, Buffalo, New York 14207.

(2)        Does not include 60,924, 60,924, 52,481, 12,160, 19,076 and 19,690 shares of Common Stock which may be acquired by Messrs. Brady, Drenning, Gundermann, D. Keane, K. Keane and McKenna, respectively, through the exercise within sixty days of options granted under the 1992 Incentive Stock Option Plan, the 1982 Incentive Stock Option Plan, or by directors under the 1997 Director Stock Option Plan, the 1993 Director Stock Option Plan or the 1984 Director Stock Option Plan.

(3)        Includes 2,282 shares of Common Stock and 228 shares of Class B Stock owned by Mr. Brady's wife, as to which he disclaims beneficial ownership.

(4)        Includes 6,114 shares of Common Stock and 1,229 shares of Class B Stock owned by Mr. Gundermann's wife, as to which he disclaims beneficial ownership.

(5)        Includes 25,670 shares of Common Stock and 2,567 shares of Class B Stock owned by Mr. D. Keane's wife, as to which he disclaims beneficial ownership.

(6)        Includes 3,681 shares of Common Stock and 2,570 shares of Class B Stock owned by Mr. K. Keane's wife, as to which he disclaims beneficial ownership. Includes 55,000 shares of Common Stock and 5,500 shares of Class B Stock held in a trust for the benefit of Mr. Keane's wife, as to which he disclaims beneficial ownership.

(7)        FMR Corp. and Oak Forest Investment Management have reported that each has sole voting power and sole dispositive power.

ELECTION OF DIRECTORS

        The Shareholders are being asked to elect six directors to the Company's Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

        All nominees have been members of the Board since the date indicated and, except for Messrs. Gundermann and Keane, have been elected at prior annual meetings of the Shareholders. The nominees for director, their ages, their principal occupations during at least the past five years, their positions and offices with Astronics and the date each was first elected a director of Astronics are as follows:

Name and Age        Principal Occupation and Positions            First Elected
 of Nominee            and Offices with Astronics                    Director

Robert T. Brady     Director; Executive Compensation and Audit          1990
Age 60              Committees of the Board of Directors.
                    Chairman of the Board, President and
                    Chief Executive Officer of Moog Inc.

John B. Drenning    Secretary and Director; Executive Compensation      1970
Age 63              and Audit Committees of the Board of Directors.
                    Partner in Hodgson Russ LLP, attorneys for
                    the Company, Buffalo, New York.

Robert J. McKenna   Director; Executive Compensation and Audit          1996
Age 52              Committees of the Board of Directors.
                    President, Acme Electric Corporation

Kevin T. Keane      Chairman of the Board, President,                   1970
Age 68              Chief Executive Officer and Director
                    of the Company.

Peter J. Gundermann President, Luminescent Systems, Inc.                2001
Age 38

Daniel G. Keane     President, MOD-PAC CORP                             2001
Age 35

        Peter J. Gundermann has been the President of Luminescent Systems, Inc. (LSI), an Astronics' subsidiary, since 1997. Prior to that he served LSI in other management capacities.

        Daniel G. Keane has been the President of MOD-PAC CORP (MOD-PAC), an Astronics' subsidiary, since 1997. Prior to that he served MOD-PAC in other management capacities. Mr. Keane is the son of Mr. Kevin Keane

Other Directorships

        In addition to serving as a member of the Astronics Board of Directors, Robert T. Brady is presently serving on the board of directors of other publicly-traded companies, as follows: Moog Inc., Seneca Foods Corporation, M&T Bank Corporation and National Fuel Gas Company.

Meetings of the Board of Directors and Standing Committees

        During fiscal year ended December 31, 2000, the Board of Directors of the Company had two standing committees: an Audit Committee and Compensation Committee. The Audit Committee is composed of three independent directors. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. The Board of Directors does not have a nominating committee.

Board and Committee Attendance

        During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. The Audit Committee held two meetings and the Compensation Committee held two meetings. Every member of the Board of Directors attended each of the meetings of the Board of Directors and of all committees on which he served.

Report of the Audit Committee

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

        The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors. The Board of Directors has also determined that the members of the Committee are independent as defined in the regulations.

February 15, 2001
Robert T. Brady, Audit Committee Chair John B. Drenning, Audit Committee Member Robert J. McKenna, Audit Committee Member

Compensation of Directors

        In the year ended December 31, 2000, outside directors were paid an annual retainer of $8,400 and an additional fee of $500 for each meeting of the Board and its committees attended by each director. Directors are permitted to defer their compensation.

        The Company’s 1997 Director Stock Option Plan for non-salaried outside directors provides for the grant of options to purchase up to an aggregate of 100,000 shares of Common Stock (subject to adjustment to reflect share distributions). Outside directors are eligible to receive options under this Plan at the discretion of a committee appointed by the Board of Directors who are not eligible to participate in the Plan. Under the Plan, the option price is not less than the fair market value of the shares optioned on the date of grant. There is no limit on the number of options that a participant may be granted under the Plan. Options are exercisable beginning six months after grant and for so long as the holder is a director of the Company, but not longer than ten years from the date of grant.

        On February 15, 2001, the committee charged with administration of the Plan granted options to purchase shares of Common Stock to outside directors at the price of $15.69 per share as follows: Mr. Brady 4,000 shares; Mr. Drenning 4,000 shares; and Mr. McKenna 4,000 shares.

Directors’ and Officers’ Indemnification Insurance

        On October 10, 1998, the Company renewed a Directors' and Officers' Liability Insurance policy written by The Chubb Group. The renewal was for a three-year period at an annual premium of $42,667. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No significant payments or claims of indemnification or expenses have been made under any such insurance policies by the Company at any time.

Section 16(a) Beneficial Ownership Reporting Compliance

        During 2000, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company's securities.

Certain Relationships and Related Transactions

        During the fiscal year ended December 31, 2000, MOD-PAC CORP, an Astronics' subsidiary, performed printing services for VistaPrint.com, Inc., a Delaware corporation, in the approximate amount of $600,000 on conventional terms and conditions. Robert S. Keane, the son of Kevin T. Keane, is a principal in VistaPrint.com. In addition, Kevin T. Keane is a shareholder in VistaPrint.com holding less than 5% of its capital stock.

The Board of Directors recommends a vote "FOR" the proposal to elect management's nominees.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for all the Company's executive officers, the Committee determines the grants under the Company's Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.

        Compensation of Executive Officers Generally

        The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a view to enhancing stockholder value. Compensation criteria are evaluated annually to ensure they are appropriate and consistent with business objectives. Executive compensation policies and programs are intended to provide rewards related to Company, subsidiary and individual performance, stockholder value, retention of a strong management team and the encouragement of professional development and growth.

        Components of Compensation

        The primary components of the Company's executive compensation program are salary, bonuses and stock options which become exercisable over time.

        Salary and Bonuses. The Committee reviews the salary of executive officers annually. The Committee’s review takes into consideration the Company’s performance with respect to customary financial and operating yardsticks, including revenues, operating income, earnings, cash flow, and return on shareholder equity. In making salary decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to each factor considered. The Committee also reviews an annual survey of the compensation levels of executives in similar industry segments. A substantial portion of executive compensation each year is in the form of bonuses, which are awarded by the Committee immediately following the fiscal year just concluded.

        Stock Options. The Committee believes that stock options are an important method of rewarding management and of aligning management’s interests with those of the stockholders. The Committee also recognizes that the Company conducts its business in competitive industries and that, in order to remain competitive and pursue a growth strategy, it must employ talented executives and managers. The Company believes that stock options are important in attracting and retaining such employees. For these reasons, the Company adopted the Incentive Stock Option Plan as a stock-based incentive program primarily for its officers and managers. Under the Incentive Stock Option Plan, the Committee may grant options to officers and managers who are expected to contribute to the Company’s success. In determining the size of stock option grants, the Committee focuses primarily on the Company’s performance and the role of the executives and managers in accomplishing performance objectives. Stock options generally become exercisable in equal installments over a five-year period and are granted with an exercise price equal to the fair market value of the Common Stock as of the date of grant.

        The Committee intends to continue using stock options as a long-term incentive for executive officers and managers. Because options provide rewards only to the extent the Company's stock price increases and to the extent the executives remain with the Company until the options become exercisable, the Committee believes that stock options granted under the Incentive Stock Option Plan are an appropriate means to provide executives and managers with incentives that align their interests with those of stockholders.

        Compensation of the Chief Executive Officer

        Mr. Keane currently serves as Chief Executive Officer of the Company. He was compensated for the 2000 fiscal year utilizing the same general philosophy and criteria described above. The Committee believes that Mr. Keane's performance for the 2000 fiscal year was strong, as reflected by the Company's overall performance. The Company's sales increased to $72.0 million for the 2000 fiscal year from $50.6 million the prior year, while net earnings increased to $6.1 million from $4.8 million. Earnings per share increased to $.93 from $.73 a year ago. The return on shareholder equity for the year was in excess of 21 percent. The Committee believes that Mr. Keane's total compensation for the 2000 fiscal year fairly and sufficiently rewarded him for performance.

John B. Drenning, Chairman
Robert T. Brady, Member
Robert J. McKenna, Member

Executive Compensation Summary Table

        The following tabulation shows on an accrual basis the compensation for the three fiscal years ended December 31, 2000, received by the highest paid executive officers of the Company who received more than $100,000:

Summary Compensation Table
                                              Annual Compensation
                                              -------------------

Name and                                                                  Securities      All Other
Principal                                                                 Underlying    Compensation
Position                                 Year      Salary      Bonus      Options (#)      (1)(2)
--------                                 ----      ------      -----      -----------   -------------
Kevin T. Keane                           2000     $267,089    $168,226     15,300       $  8,800
  President, Chief                       1999      256,816     142,807     16,500          8,800
  Executive Officer                      1998      246,938     125,360          0          9,600

Peter J. Gundermann                      2000     $156,497    $ 98,593      9,000       $  8,800
  President, Luuminescent                1999      150,478      76,411      9,600          8,800
  Systems, Inc.                          1998      143,312      58,923          0          9,600

Daniel G. Keane                          2000     $141,750    $ 94,200      8,100          8,800
  President, MOD-PAC                     1999      135,000      67,453      8,400          8,800
                                         1998      125,000      49,856          0          9,600

John M. Yessa                            2000     $189,245    $      0     10,900       $  8,800
  Former Vice President-Finance          1999      185,534     100,615     12,200          8,800
  Treasurer, Chief Financial Officer     1998      181,896      87,683          0          9,600

(1)        Represents amounts accrued under the Company's Profit Sharing / 401(k) Retirement Plan. See, also, discussion under "Supplemental Executive Retirement Plan."

The Company reimbursed certain officers for business-related use of automobiles, hotel accommodations, memberships in trade associations and professional organizations and club dues. The portion of these reimbursed expenses which could be considered to confer a personal benefit for each individual named above did not in the aggregate exceed the lesser of $50,000 or 10% of total annual salary and bonus.

Stock Option Grant Table

        On January 18, 2000, options to purchase the number of shares of Common Stock set forth in the following table were granted to Kevin T. Keane, Peter J. Gundermann, Daniel G. Keane and John M. Yessa:

                                          Option Grants In Fiscal 1999
                                               (Individual Grants)

                    Number of                                               Potential Realizable Value at
                   Securities    Percent of Total                            Assumed Annual Rates of
                   Underlying   Options Granted to   Exercise              Stock Price Appreciation For
                    Options       Employees in        Price     Expiration         Option Term
Name                Granted        Fiscal Year        ($/Sh)       Date          5%($)       10%($)
----               ----------   ------------------   --------   ----------       -----      -----
Kevin T. Keane       16,830           25.4%           $10.50     1/18/04        $28,442    $ 82,299
Peter J. Gundermann   9,900           13.4%             9.55     1/18/10         64,945     150,678
Daniel J. Keane       8,910           12.0%             9.55     1/18/10         58,361     135,610
John M. Yessa        11,990           16.2%             9.55     1/18/10         78,533     182,488

        Potential realizable values are based on the assumed annual growth rates for the option term. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company’s future performance and prospects.

Stock Option Exercises and Fiscal Year-End Value Table

        The following table provides information as to stock options exercised during the fiscal year ended December 31, 2000 and the value of each such executive officer’s unexercised options at December 31, 2000.

                                 Aggregated Option Exercises in Last Fiscal Year
                                        and Fiscal Year-End Option Values

                                                    Number of Securities        Value of Unexercised
                                                   Underlying Unexercised      In-the-Money Options at
                                                    Options at FY-End (#)           FY-End ($)(2)
                Shares Acquired       Value         ---------------------           -------------
Name            or Exercised (#)   Realized (1)   Exercisable   Unexercisable  Exercisable  Unexercisable
----            ----------------   ------------   -----------   -------------  -----------  -------------
Kevin T. Keane      6,050           $ 57,203        8,470         32,560        45,010         67,888

Peter J. Gundermann      -                 -       56,864         19,558       574,021         67,640

Daniel G. Keane          -                 -       15,763         17,512       136,848         60,998

John M. Yessa            -                 -       69,538         23,936       711,046         81,896

(1)        Market value of stock at exercise less exercise price or base price.

(2)        Based upon the closing price of the Company’s Common Stock on the Nasdaq National Market System on December 31, 2000 of $12.00 per share.

Supplemental Executive Retirement Plan Table

        In December 1999, the Company adopted a non-qualified supplemental retirement defined benefit plan for certain executives. The Supplemental Executive Retirement Plan (“SERP”) benefit is based on 65% of the three-year average compensation. SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90.

        For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company’s Defined Profit Sharing/401(k) Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

               Estimated Unfunded Supplemental Retirement Plan Table
               -----------------------------------------------------

                                            Years of Service
Three Year Average
   Compensation       10            15          20            25          30
   ------------       --            --          --            --          --
  $100,000         $ 50,000     $ 55,000    $ 60,000      $ 65,000     $ 65,000
   150,000           75,000       82,500      90,000        97,500       97,500
   200,000          100,000      110,500     120,000       130,000      130,000
   250,000          125,000      137,500     150,000       162,500      162,500
   300,000          150,000      165,000     180,000       195,000      195,000
   350,000          175,000      192,500     210,000       227,500      227,500
   400,000          200,000      220,000     240,000       260,000      260,000
   450,000          225,000      247,500     270,000       292,500      292,500
   500,000          250,000      275,000     300,000       325,000      325,000

CORPORATE PERFORMANCE GRAPH

        The following graph compares the yearly changes in cumulative total shareholder return of (i) the Company, (ii) the S&P 500 and (iii) the NASDAQ US and Foreign Index for a period of five years commencing December 31, 1995 and ending December 31, 2000.

                          1995      1996     1997     1998      1999     2000
                        -------------------------------------------------------
Astronics Corporation   100.000    178.585  339.332  378.193   397.839  518.664
S & P 500               100.000    123.181  164.359  212.052   256.841  233.954
Nasdaq US and Foreign   100.000    122.432  149.448  206.994   385.877  232.974

PROPOSAL FOR ADOPTION OF 2001 STOCK OPTION PLAN

        The Board of Directors is recommending and submitting for shareholder approval the 2001 Stock Option Plan (the “Plan”), approved and adopted by the Board of Directors on February 15, 2001. The Plan provides that it will become effective upon approval by the affirmative vote of a majority of the total votes cast by holders of shares of Common Stock and Class B Stock of the Company.

        The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, which is included as Appendix B to this proxy.

Purpose

        The principal purpose of the Plan is to enable the Company to attract, retain, and motivate key employees responsible for the success and growth of the Company by offering selected officers and other key employees of the Company and its subsidiaries an opportunity to purchase shares of the Company’s Common Stock.

Number of Shares

        Under the Plan, the aggregate number of shares of Common Stock or Class B Stock that may be issued upon the exercise of the options may not exceed 800,000 shares. The shares of Common Stock or Class B Stock available under the Plan upon exercise of options may be authorized but unissued shares or treasury shares. Shares of Class B Stock may be used for adjustments which may be required to the shares authorized under the Plan. The Plan provides for appropriate adjustments to reflect stock dividends, recapitalizations, reorganizations, stock splits, reverse stock splits or other similar transactions or changes and adjustments to the number or kind of outstanding shares. If any outstanding option under the Plan expires, is canceled or otherwise terminates for any reason, without having been exercised in full, the shares allocable to the unexercised portion of the option will be available again for purposes of the Plan. If shares issued under the Plan are reacquired by the Company, those shares will be available again for purposes of the Plan.

Administration

        The Plan will be administered by the Stock Option Committee consisting of at least two directors of the Company who are not eligible to participate in the Plan (“the Stock Option Committee”) and are appointed to the Stock Option Committee by the Board of Directors. No options have been proposed under the Plan and the individuals who will receive options are not known at this time. The Stock Option Committee has the full authority and responsibility to administer the Plan and to select from among the eligible officers and other key employees to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Stock Option Committee will also prescribe, amend, or rescind any rules and regulations relating to the Plan; correct any defect, deficiency, and reconcile any inconsistency in the Plan or in any related option or option agreement; and make all other administrative determinations. The Stock Option Committee has the power to interpret and construe the Plan and all related options and stock option agreements. All decisions, interpretations and determinations of the Stock Option Committee with respect to the Plan will be final and binding.

Eligibility

        Only full-time salaried officers and key employees of the Company or any subsidiary are eligible to be granted options under the Plan. Any individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or any of its subsidiaries (as determined in accordance with Section 424(d) of the Internal Revenue Code) will not be eligible for the grant of an incentive stock option unless (i) the exercise price is at least 110% of the fair market value of a share on the date of the grant and (ii) the option by its term is not exercisable after the expiration of five years from date of grant. The aggregate fair market value (determined with respect to each incentive stock option as of the time the incentive stock option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an individual in any calendar year under this Plan or any other incentive stock option plan of the Company or any subsidiary, may not exceed $100,000.

Awards under the Plan

        The Plan provides that the Stock Option Committee may grant incentive stock options and non-qualified stock options evidenced by a stock option agreement between an individual and the Company. Each stock option agreement will set forth the person receiving the award, the type of option, the term and conditions of the award that are consistent with the Plan and that the Board of Directors deems appropriate for inclusion in a stock option agreement. The provisions of each stock option agreement need not be identical.

        Under the Plan, the Company may issue non-qualified stock options as well as options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Each stock option agreement provides for the right to purchase Common Stock at a specified price determined by the Stock Option Committee in its sole discretion, which price may not be less than 100% of the fair market value of a share on the date of grant, and any higher percentage as required and set forth above under "Eligibility." Each stock option agreement will specify whether the option is a non-qualified stock option or an incentive stock option, yet, if any portion of an option does not meet the requirement to qualify as an incentive stock option, that portion will be a non-qualified stock option. The fair market value will be the closing price of the Common Stock on the date of grant as reflected on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or other nationally recognized U.S. Securities exchange on which the shares of the Company’s Common Stock are listed or admitted to trading, as of the last trading day prior to the date of grant. If the fair market cannot be established as stated above, it will be determined by the Board of Directors, acting in good faith on the basis of such information as they, in their reasonable judgment, consider appropriate. The determination of the Board of Directors will be conclusive and binding.

Payment for Shares

        The exercise price for all options and the tax required to be withheld pursuant to any such exercise may be paid in full in cash or cash equivalence at the time or exercise or may, with the approval of the Stock Option Committee, be paid in whole or in part in Common Stock owned by the individual or issuable to the individual upon exercise of an option having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be purchased plus the tax required to be withheld, or pursuant to a full-recourse promissory note, which term, interest rate, and maturation requirements (if any) and other provisions of the note will be determined by the Stock Option Committee in its sole discretion. The Stock Option Committee may also authorize a combination of the foregoing forms of consideration.

Exercise of Option

        Each option will be exercised only during the term determined by the Stock Option Committee and set forth in the stock option agreement, which term may not exceed 10 years or such shorter period determined under Section 424(d) of the Internal Revenue Code as discussed above.

Termination of Employment

        If the employment of an optionee is terminated other than by death or disability, his option will expire on the earliest of (i) the original expiration date; (ii) 90 days after the date of termination of the employee or (iii) 12 months after the date of termination by reason of disability. If the employee is dismissed for cause, however, as determined by the Stock Option Committee, the option shall expire immediately.

Federal Income Tax Consequences

        The federal income tax consequences of the Plan under current federal income tax law are summarized in the following discussion which deals with general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Internal Revenue Code, as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

        Incentive Stock Options. Incentive stock options may be issued under the Plan. Optionees who receive options will not be required to recognize income upon either the granting or the exercise of the option, but may be subject to the alternative minimum tax. The Company is not entitled to a deduction for federal income tax purposes upon the grant or exercise of an option.

        Upon disposition of the shares received on the exercise of an option, except upon a disqualifying disposition (described below), the optionee will be taxed on any gain or loss realized as long-term capital gain or loss in the year of the disposition. The amount of such long-term gain or loss will be equal to the difference between the sales price of the shares and the option price paid for such shares. Except upon a disqualifying disposition, the Company is not entitled to a deduction for federal income tax purposes upon the disposition of shares received on the exercise of an option.

        A disqualifying disposition occurs if an optionee disposes of the shares acquired upon the exercise of an option either (1) within one year of the transfer of such shares to the optionee or (2) within two years after the option was granted. If an optionee disposes of the shares received upon exercise of an option in a disqualifying disposition, the optionee generally will recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date the optionee exercised the option and the option price, or, if the disposition is a taxable sales or exchange, the amount of gain realized on such sale or exchange, if that is less. Any gain realized in excess of the compensation income recognized, and any loss, realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the shares were held by the optionee. Shares must be held for more than 12 months to qualify for long-term capital gain or loss treatment.

        If an optionee disposes of his or her shares in a disqualifying disposition and has ordinary income taxable as compensation as a result of such disposition, the Company, subject to the general rules relating to reasonableness of the optionee’s compensation will be entitled to a deduction for an equivalent amount in the taxable year of the Company in which the disposition occurs, if the Company makes appropriate arrangements for withholding of income taxes on such compensation income.

        If an optionee exercises an option by paying all or part of the option price by tendering shares of stock of the Company owned by the optionee, although under further study, the Internal Revenue Service has taken the position that the tax consequences of exercising incentive stock options with shares must be analyzed separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (an incentive stock option transaction). If an optionee delivers shares acquired by exercise of incentive stock options, such optionee will recognize compensation income on the transaction if the delivered shares have not been held for the required one-year or two-year holding period.

        Non-Qualified Stock Options. For federal income tax purposes, the optionee who receives non-qualified stock options granted under the Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

        Pursuant to the Plan, a participant may exercise non-qualified stock options through delivery of shares already held by such participant with the consent of the Stock Option Committee. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon the exercise (as compensation income).

Termination and Amendment

        The Plan will terminate automatically on February 15, 2011, 10 years after its adoption by the Board of Directors and no options under it shall be granted thereafter. The Board of Directors, at any time prior to that date, may terminate the Plan or make such other changes as the Board of Directors deems advisable. Except for adjustments to reflect stock splits, stock dividends and other similar changes in the Company’s capitalization, there may not, without further approval by the holders of the majority of the voting stock of the Company, be any amendment of the Plan that increases the number of shares available for issuance under the Plan, materially changes the Plan or the class of persons who are eligible for the grant of options. Shareholder approval will not be required for any other amendment to the Plan.

Reasons for Adoption of the 2001 Plan

        The 2001 Plan succeeds the Company’s 1992 Incentive Stock Option Plan (the “1992 Plan”). Availability under the 1992 Plan is substantially exhausted. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company’s officers and key employees, thereby continuing to align the interests of such individuals with those of the shareholders, and that awards under the 2001 Plan are an effective means of providing such compensation.

The Board of Directors recommend a vote “FOR” approval of the adoption of the 2001 Stock Option Plan.

APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP, independent certified public accountants, to act as auditors of Astronics Corporation for the current fiscal year. Fees for the last fiscal year were: audit fees, $46,800; all other fees $33,960, including audit-related fees for $17,200. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.

PROPOSALS OF SHAREHOLDERS FOR 2002 ANNUAL MEETING

        To be considered for inclusion in the proxy materials for the 2002 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 23, 2001. With respect to shareholder proposals not submitted for inclusion in the proxy materials for that meeting, unless notice of such a proposal is received by the Company no later than February 4, 2002, management proxies will be allowed to use their discretionary voting authority to vote on such proposal.

OTHER BUSINESS

        The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

        Copies of the 2000 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 1801 Elmwood Avenue, Buffalo, NY 14207.

        A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 7, 2001, ON REQUEST TO SHAREHOLDER RELATIONS ASTRONICS CORPORATION, 1801 ELMWOOD AVENUE, BUFFALO, NEW YORK 14207.

BY ORDER OF THE BOARD OF DIRECTORS

John B. Drenning, Secretary

Buffalo, New York
March 19, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

        This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter annually and obtain the approval of the Board of Directors for changes. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if there have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the Committee,] and at least one member shall have general accounting or related financial management expertise.

Statement of Policy

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

        The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

        The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholder’s approval.

        The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

        The Committee shall review the interim financial statements, agendas and minutes of meetings between management and independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee may discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

        The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

APPENDIX B

ASTRONICS CORPORATION2001
STOCK OPTION PLAN

I.        PURPOSE

        The purpose of the 2001 Stock Option Plan (the “Plan”) of ASTRONICS CORPORATION, a New York corporation (the “Company”), is to enable the Company to attract, retain, and motivate key employees responsible for the success and growth of the Company by offering selected officers and other key employees of the Company and its Subsidiaries an opportunity to purchase Shares of Company Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Non-Qualified Stock Options (“NQSOs”) as well as options that are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

        Certain capitalized terms used in this Plan are defined in Section 2.

II.        DEFINITIONS

a.        "Board" means the Board of Directors of the Company.

b.        "Committee" means the Stock Option Committee of the Board, consisting of at least 2 Directors who are not eligible to participate in the Plan and who are appointed to the Committee by the Board.

c.        "Director" means a member of the Board.

d.        "Exercise Price" means the amount for which one Share may be purchased when an Option is exercised, as specified by the Committee in the applicable Stock Option Agreement.

e.        "Option" means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares.

f.        "Optionee" means a person who holds an Option.

g.        "Share" means a share of Stock issuable when an Option is exercised, as adjusted in accordance with Section 8 (if applicable).

h.        "Stock" means the Common Stock or Class B Stock of the Company.

i.        "Stock Option Agreement" means the agreement or other instrument between the Company and an Optionee that evidences and sets forth the terms, conditions and restrictions pertaining to the Optionee’s Option.

j.        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of the date.

III.        ADMINISTRATION

a.        Stock Option Committee. The Plan will be administered by the Committee. Subject to and not inconsistent with the provisions of the Plan, the Committee has the full authority and responsibility to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including the power to:

                i.        Determine and designate those employees selected to receive Options, the time at which each Option will be granted, and the number of Shares subject to each Option;

                ii.        Determine the time and manner of exercise, the duration of the exercise periods, and the exercise price of the Options granted;

                iii.        Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

                iv.        Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Option or agreement; and

                v.        Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

b.        Delegation of Duties. The Committee may direct appropriate officers of the Company to implement its rules, regulations and determinations and to execute and deliver on behalf of the Company such documents, forms, agreements and other instruments as are deemed by the Committee to be necessary for the administration and implementation of the Plan.

c.        Interpretation of Plan. The Committee has the power to interpret and construe the Plan and all related Options and agreements. All decisions, interpretations and determinations of the Committee with respect to the Plan will be final and binding on all Optionees and all persons deriving their rights from Optionees.

d.        Indemnification. Each member of the Board and the Committee is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the by-laws of the Company or a Subsidiary, any agreement, any vote of shareholders or disinterested directors, or otherwise.

IV.        ELIGIBILITY

a.        General Rule. Options may be granted to full-time salaried officers and key employees of the Company or any Subsidiary.

b.        Ten-PercentStockholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

V.        STOCK SUBJECT TO PLAN

a.        Basic Limitation. The aggregate number of Shares that may be issued under the Plan on exercise of Options may not exceed 800,000 Shares, subject to adjustment as provided in Section 8. Shares offered under the Plan may be authorized but unissued Shares or Shares reacquired by the Company (“Treasury Shares”). The number of Shares that are subject to Options outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, at all times will reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

b.        Additional Shares. If any outstanding Option expires, is canceled or otherwise terminates for any reason, the Shares allocable to the unexercised portion of that Option will be available again for purposes of the Plan. If Shares issued under the Plan are reacquired by the Company, those Shares will be available again for purposes of the Plan.

VI.        TERMS AND CONDITIONS OF OPTIONS

a.        Stock Option Agreement. Each grant of an Option under the Plan will be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of Stock Option Agreements entered into under the Plan need not be identical.

b.        Number of Shares. Each Stock Option Agreement will specify the number of Shares that are subject to the Option and will provide for the adjustment of that number in accordance with Section 8. The Stock Option Agreement also will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be a NQSO.

c.        Exercise Price. Each Stock Option Agreement will specify the Exercise Price. The Exercise Price under any Option will be determined by the Committee in its sole discretion, except that the Exercise Price may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 4(b).

        For purposes of the Plan, “Fair Market Value” will be determined in the following manner:

        If the Shares are listed or admitted to trading on a nationally recognized U.S. securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the Fair Market Value will be determined with reference to the closing price of a Share on such exchange or on NASDAQ as of the last trading day prior to the date of grant.

        If the Fair Market Value cannot be established under the provisions of subsection (i) above, the Fair Market Value will be determined by the Board, acting in good faith on the basis of such information as they, in their reasonable judgment, consider appropriate. The determination of the Board will be conclusive and binding.

d.        Limitation on Amount. The aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other ISO plan of the Company or any Subsidiary) may not exceed $100,000.

e.        Withholding Taxes. As a condition to the exercise of an Option, the Optionee will make such arrangements as the Committee may require for the satisfaction of any withholding tax obligations that may arise in connection with the exercise. Subject to Section 7(b), the Optionee may pay any or all required withholding taxes by delivering to the Company shares of Stock already owned. The Company may authorize the Optionee to pay any or all required withholding taxes by directing that Shares otherwise deliverable upon exercise of the Option be withheld.

        The Optionee also will make such arrangements as the Committee may require for the satisfaction of any withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. Subject to Section 7(b), the Optionee may pay any or all such required withholding taxes by delivering to the Company shares of Stock already owned.

f.        Exercisability. Each Stock Option Agreement will specify when all or any installment of the Option becomes exercisable. The exercisability provisions of any Stock Option Agreement will be determined by the Committee in its sole discretion.

g.        Accelerated Excercisability. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee's Options will become exercisable in full upon the Optionee's termination of employment due to retirement on or after the Optionee's attainment of age 65 with 15 years of service with the Company or a Subsidiary. Unless the applicable Stock Option Agreement provides otherwise or the next sentence applies, all of an Optionee's Options may become exercisable in full, in the sole discretion of the Committee, if the Company is subject to a Change in Control before the Optionee's employment terminates. If the Company and the other party to the transaction constituting a Change in Control agree that the transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if the transaction in fact is so treated, then the accelleration of exercisability will not occur to the extent that the Company's independent public accounts determine in good faith that the acceleration would preclude the use of "pooling of interests" accounting.

        For purposes of the Plan, “Change in Control” means:

i.        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after the merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or other reorganization; or

ii.        The sale, transfer or other disposition of all or substantially all of the Company's assets.

        A transaction will not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before the transaction or if it is a Designated Exchange Transaction. A “Designated Exchange Transaction” is any reorganization, share exchange or other transaction so designated by the Board, following the occurrence of which (i) the Options remain outstanding or (ii) the Options are assumed by a surviving or new corporation and new options with substantially the same terms are substituted.

h.        Basic Term. The Stock Option Agreement will specify the term of the Option. The Committee, in its sole discretion, will determine when an Option is to expire, except that the term may not exceed 10 years from the date of grant, and any shorter term required by Section 4(b).

i.        Nontransferability. No Option may be transferred by the Optionee other than by beneficiary designation, will or the laws of descent and distribution, except as may otherwise be determined by the Board with respect to NQSOs only. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative or, with respect to NQSOs only, by any permitted transferee of the Optionee or by that permitted transferee’s guardian or legal representative. No Option or interest in it may be pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

j.        Termination of Employment (Except by Death). If an Optionee's employment terminates for any reason other than the Optionee's death, then the Optionee's Options will expire on the earliest of the following:

        i.        The expiration date determined pursuant to subsection (h) above;

        ii.        The date 90 days after the termination of the Optionee's employment for any reason other than Cause or permanent disability within the meaning of Section 22(e)(3) of the Code ("Disability");

        iii.        The date of the termination of the Optionee's employment for Cause; or

        iv.        The date 12 months after the termination of the Optionee's employment by reason of Disability.

        Notwithstanding the provisions of subsection (j)(ii) above, and subject to subsection (h), the Committee in its sole discretion, may permit an Optionee to exercise his or her Options on a date more than 90 days after the termination of the Optionee’s employment for reasons other than Cause, Disability or Death. If the Option is exercised after that date, the exercised Option may not qualify for favorable tax treatment as an ISO. For purposes of the Plan, “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (iii) negligence or misconduct in the performance of Optionee’s duties or (iv) material breach of Optionee’s obligations under any agreement or arrangement with the Company, a Subsidiary or any affiliate thereof (including under the terms of any loan made to the Optionee).

        The Optionee may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination). If the Optionee dies after termination of employment but before the expiration of the Optionee’s Options, all or part of the Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination).

k.        Leaves of Absence. For purposes of subsection (j) above, a bona fide leave of absence will not be deemed a termination of employment if the leave was approved by the Company in writing and if continued crediting of service for this purpose is expressly required by the terms of the leave or by applicable law (as determined by the Company).

l.        Death of Optionee. If an Optionee dies while employed by the Company, then his or her Options expire on the earlier of the following dates:

        i.        The expiration date determined pursuant to subsection (h) above; or

        ii.        The date 12 months after the Optionee's death.

        At any time before the expiration of the Options under the preceding sentence, all or part of the Optionee’s Options may be exercised by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s death or became exercisable as a result of death.

m.        No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, has no rights as a stockholder with respect to any Shares covered by an Option until the person becomes entitled to receive the Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option.

n.        Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify or extend outstanding Options. However, without the consent of the Optionee, no modification may impair the Optionee's rights or increase the Optionee's obligations under the Option.

o.        Restrictions on Transfer of Shares. Any Shares issued on exercise of an Option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. The restrictions will be set forth in the applicable Stock Option Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to sell or deliver Shares on exercise of Options under the Plan unless the Optionee executes an agreement giving effect to the restrictions in the form prescribed by the Company.

p.        Additional Grants. If otherwise eligible, an Optionee may be granted an additional Option or Options under this Plan or any other share option or purchase plan of the Company.

q.        Cancellation and New Options. The Committee has the authority to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of that Option, a new Option having a purchase price lower than provided in the Option surrendered and canceled and containing other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

VII.        PAYMENT FOR SHARES

a.        General Rule. The entire Exercise Price of Shares issued under the Plan is payable in cash or cash equivalents when the Shares are purchased, except as otherwise provided in this Section.

b.        Surrender of Stock. To the extent a Stock Option Agreement so provides, all or any part of the Exercise Price, plus the amount of any withholding taxes for which such payment is permitted by the Company, may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee and that are acceptable to the Committee. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date the Option is exercised. Unless the Committee otherwise determines, the Optionee will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or any withholding taxes if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

c.        Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

d.        Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

VIII.        ADJUSTMENT OF SHARES

a.        General. If the outside shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Committee will make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number of Shares specified in Section 5, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option.

b.        Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, the Board may provide that outstanding Options will be subject to the agreement of merger or consolidation, which agreement, without the Optionees’ consent, may provide for the cancellation of each outstanding Option after payment to the Optionee of an amount in cash or cash equivalents equal to (i) the Fair Market Value of the Shares subject to the Option at the time of the merger or consolidation minus (ii) the Exercise Price of the Shares subject to the Option.

c.        Reservation of Rights. Except as provided in this Section, an Optionee has no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or Exercise Price of Shares subject to an Option. The grant of an Option will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

IX.        SECURITIES LAW REQUIREMENTS

        Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations promulgated under it, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

X.        NO RETENTION RIGHTS

        Nothing in the Plan or in any Option granted under the Plan will confer on the Optionee any right to continue in the employ of the Company for any period of time or will interfere with or otherwise restrict the rights of the Company (or any Subsidiary) or of the Optionee, which rights are expressly reserved by each, to terminate his or her employment at any time and for any reason.

XI.        DURATION AND AMENDMENTS

a.        Term of the Plan. Subject to the approval of the Company’s shareholders, the Plan is effective as of February 15, 2001, the date of its adoption by the Board. If the shareholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options that have already occurred will be rescinded, and no additional grants will be made. The Plan will terminate automatically on February 15, 2011, 10 years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

b.        Right to Amend or Terminate the Plan. The Board or the Committee may amend, suspend or terminate the Plan at any time and for any reason. However, any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that materially changes the class of persons who are eligible for the grant of Options, is subject to the approval of the Company’s shareholders. Shareholder approval will not be required for any other amendment of the Plan.

c.        Effect of Amendment or Termination. No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the holder, alter or impair any rights or obligations under any Option previously granted under the Plan.

XII.        APPLICABLE LAW

        The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of New York, other than its laws regarding choice of law.

Directions to Luminescent Systems, Inc., 130 Commerce Way, East Aurora, NY 14052:

•        From I-90 (NYS Thruway), take exit 54 “Route 400 South.”

•        Take Route 400 South for about 11 miles to the “Route 20A/East Aurora” exit.

•        Turn right at the end of the exit ramp onto Route 20A. Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

•        Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). LSI is at the end of Commerce Way.

Luminescent Systems, Inc. telephone number: 716-655-0800.

[FORMS OF PROXY]

You're Invited
to the
ANNUAL SHAREHOLDERS' MEETING

THURSDAY, APRIL 26, 2001, 10:00 A.M.
Luminescent Systems, Inc.
130 Commerce Way
East Aurora, New York

Few people care to attend the Annual Shareholders' Meeting since they are formal and legalistic, or perhaps because they are not invited.

WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.

Generally, the meeting takes one hour.

Please Detach and Mail in the Envelope Provided

______________________________________________________________________________
         Please mark your
[X]      votes as in this
         example

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The Directors recommend a vote FOR election of all nominees and FOR proposals
2 and 3.

                             FOR       WITHHELD
1.   Election of Directors  [   ]       [   ]          Nominees:
                                                       Robert T. Brady
                                                       John B. Drenning
     For, except vote withheld from                    Peter J. Gundermann
     the following nominees:                           Daniel G. Keane
                                                       Kevin T. Keane
     ______________________________                    Robert J. McKenna

                             FOR       AGAINST     ABSTAIN
2.   Proposal to adopt the  [   ]       [   ]       [   ]
     2001 Stock Option Plan.

                             FOR       AGAINST     ABSTAIN
3.   Ratify the appointment [   ]       [   ]       [   ]
     of Ernst & Young LLP
     as independent
     auditors for fiscal
     year 2001.

4.   In their  discretion,  the  proxies are  authorized  to vote upon any other matters of business  which may properly  come before the  meeting,  or, any adjournment(s) thereof.

Change of Address/ [  ]      I plan to attend  [   ]       I do not plan to [  ]
comments on reverse side.    the meeting.                  attend the meeting.

SIGNATURE(S)______________________________      DATE_______________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor,  administrator,  trustee or guardian, please give full titles as such.

ASTRONICS CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2001, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

         It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

         This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted "FOR" Proposals 1, 2 and 3.

You're Invited
to the
ANNUAL SHAREHOLDERS' MEETING
THURSDAY, APRIL 26, 2001, 10:00 A.M.
Luminescent Systems, Inc.
130 Commerce Way
East Aurora, New York

Few people care to attend the Annual Shareholders' Meeting since they are formal and legalistic, or perhaps because they are not invited.

WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself.

Generally, the meeting takes one hour.

Please Detach and Mail in the Envelope Provided

______________________________________________________________________________
         Please mark your
[X]      votes as in this
         example

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The Directors recommend a vote FOR election of all nominees and FOR proposals
2 and 3.

                             FOR       WITHHELD
1.   Election of Directors  [   ]       [   ]          Nominees:
                                                       Robert T. Brady
                                                       John B. Drenning
     For, except vote withheld from                    Peter J. Gundermann
     the following nominees:                           Daniel G. Keane
                                                       Kevin T. Keane
     ______________________________                    Robert J. McKenna

                             FOR       AGAINST     ABSTAIN
2.   Proposal to adopt the  [   ]       [   ]       [   ]
     2001 Stock Option Plan.

                             FOR       AGAINST     ABSTAIN
3.   Ratify the appointment [   ]       [   ]       [   ]
     of Ernst & Young LLP
     as independent
     auditors for fiscal
     year 2001.

4.   In their  discretion,  the  proxies are  authorized  to vote upon any other matters of business  which may properly  come before the  meeting,  or, any adjournment(s) thereof.

Change of Address/ [  ]      I plan to attend  [   ]       I do not plan to [  ]
comments on reverse side.    the meeting.                  attend the meeting.

SIGNATURE(S)______________________________      DATE_______________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor,  administrator,  trustee or guardian, please give full titles as such.

ASTRONICS CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2001, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

         It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

         This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted "FOR" Proposals 1, 2 and 3.